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                          AGREEMENT AND PLAN OF MERGER


                                      Among


                              ITT INDUSTRIES, INC.,

                            GEORGE ACQUISITION, INC.

                                       and

                           GOULDS PUMPS, INCORPORATED



                           Dated as of April 20, 1997





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                                TABLE OF CONTENTS
                                -----------------

                                                                                             PAGE
                                                                                             ----
                                    ARTICLE I
                                    THE OFFER
SECTION 1.1   The Offer.......................................................................  1
SECTION 1.2   Company Action..................................................................  3

                                   ARTICLE II
                                   THE MERGER

SECTION 2.1   The Merger......................................................................  4
SECTION 2.2   Effective Time..................................................................  4
SECTION 2.3   Effects of the Merger...........................................................  5
SECTION 2.4   Certificate of Incorporation; By-Laws...........................................  5
SECTION 2.5   Directors and Officers..........................................................  5
SECTION 2.6   Conversion of Securities........................................................  5
SECTION 2.7   Treatment of Options............................................................  6
SECTION 2.8   Dissenting Shares and Section 262 Shares........................................  6
SECTION 2.9   Surrender of Shares; Stock Transfer Books.......................................  7

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.1   Organization and Qualification; Subsidiaries....................................  8
SECTION 3.2   Certificate of Incorporation and By- Laws.......................................  9
SECTION 3.3   Capitalization..................................................................  9
SECTION 3.4   Authority Relative to This Agreement............................................ 10
SECTION 3.5   No Conflict; Required Filings and Consents...................................... 11
SECTION 3.6   Compliance...................................................................... 12
SECTION 3.7   SEC Filings; Financial Statements............................................... 12
SECTION 3.8   Absence of Certain Changes or Events............................................ 13
SECTION 3.9   Absence of Litigation........................................................... 14
SECTION 3.10  Employee Benefit Plans.......................................................... 14
SECTION 3.11  Tax Matters..................................................................... 16
SECTION 3.12  Offer Documents; Proxy Statement................................................ 17
SECTION 3.13  Environmental Matters........................................................... 17
SECTION 3.14  Brokers......................................................................... 20

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

SECTION 4.1   Corporate Organization.......................................................... 21
SECTION 4.2   Authority Relative to This Agreement............................................ 21
SECTION 4.3   No Conflict; Required Filings and Consents...................................... 21
SECTION 4.4   Offer Documents; Proxy Statement................................................ 22
SECTION 4.5   Brokers......................................................................... 22
SECTION 4.6   Funds........................................................................... 23


                                       -i-

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                                    ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.1   Conduct of Business of the Company Pending
               the Merger..................................................................... 23

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

SECTION 6.1   Stockholders Meeting............................................................ 25
SECTION 6.2   Proxy Statement................................................................. 26
SECTION 6.3   Company Board Representation; Section 14(f)..................................... 26
SECTION 6.4   Access to Information; Confidentiality.......................................... 27
SECTION 6.5   No Solicitation of Transactions................................................. 28
SECTION 6.6   Employee Benefits Matters....................................................... 30
SECTION 6.7   Directors' and Officers' Indemnification and Insurance.......................... 31
SECTION 6.8   Delivery of Schedules........................................................... 32
SECTION 6.9   Notification of Certain Matters................................................. 33
SECTION 6.10  Further Action; Reasonable Best Efforts......................................... 33
SECTION 6.11  Public Announcements............................................................ 34
SECTION 6.12  Disposition of Litigation....................................................... 34
SECTION 6.13  Rights.......................................................................... 34

                                   ARTICLE VII
                              CONDITIONS OF MERGER

SECTION 7.1   Conditions to Obligation of Each Party to Effect the Merger..................... 35

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1   Termination..................................................................... 35
SECTION 8.2   Effect of Termination........................................................... 37
SECTION 8.3   Fees and Expenses............................................................... 37
SECTION 8.4   Amendment....................................................................... 39
SECTION 8.5   Waiver.......................................................................... 40

                                   ARTICLE IX
                               GENERAL PROVISIONS

SECTION 9.1   Non-Survival of Representations, Warranties and Agreements...................... 40
SECTION 9.2   Notices......................................................................... 40
SECTION 9.3   Certain Definitions............................................................. 41





                                      -ii-


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SECTION 9.4   Severability.................................................................... 42
SECTION 9.5   Entire Agreement; Assignment.................................................... 42
SECTION 9.6   Parties in Interest............................................................. 43
SECTION 9.7   Governing Law................................................................... 43
SECTION 9.8   Headings........................................................................ 43
SECTION 9.9   Counterparts.................................................................... 43

Annex A -     Offer Conditions


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                                      -iii-

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of April 20, 1997 (the "Agreement"), among ITT INDUSTRIES, INC., an Indiana corporation ("Parent"), GEORGE ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and GOULDS PUMPS, INCORPORATED, a Delaware corporation (the "Company").

          WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and the stockholders of the Company to enter into this Agreement with Parent and Purchaser, providing for the merger (the "Merger") of Purchaser with the Company in accordance with the General Corporation Law of the State of Delaware ("DGCL"), upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Board of Directors of Parent and Purchaser have each approved the Merger of Purchaser with the Company in accordance with the DGCL upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:


                                    ARTICLE I

                                    THE OFFER

          SECTION 1.1 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and no event shall have occurred and no circumstance shall exist which would result in a failure to satisfy any of the conditions or events set forth in Annex A hereto (the "Offer Conditions"), Purchaser shall, as soon as reasonably practicable after the date hereof (and in any event within five business days from the date of public announcement of the execution hereof), commence an offer (the "Offer") to purchase for cash all of the issued and outstanding shares of Common Stock, par value $1.00 per share (referred to herein as either the "Shares" or "Company Common Stock"), of the Company at a price of $37.00 per Share, net to the seller in cash. The obligation of Purchaser to accept for payment Shares tendered pursuant to the Offer shall be subject only to the satisfaction or waiver by Purchaser of the Offer Conditions. Purchaser expressly reserves the right, in its sole discretion, to waive any such condition (other than the Minimum Condition as defined in the Offer Conditions) and make any other changes in the terms and conditions of the Offer, provided that, unless previously approved by the Company in writing, no change may be made which changes the Minimum Condition or decreases the price per Share payable in the Offer, changes the form of consideration payable in the Offer (other than by adding consideration), reduces the maximum number of Shares to be purchased in the Offer, or amends the terms or Offer Conditions or imposes conditions or terms to the Offer in addition to those set forth herein which, in either case, are adverse to holders of the Shares. Purchaser agrees that, unless it is permitted to terminate this Agreement pursuant to Section 8.1(a), 8.1(b), 8.1(c)(ii) or 8.1(e), it can terminate the Offer only on a scheduled expiration date. Purchaser further agrees that: (A) in the event it would otherwise be entitled to terminate the Offer at any scheduled expiration thereof due to the failure of one or more of the conditions set forth in paragraphs (a), (b), (c), (d)(i), (e) or (h) of the Offer Conditions to be satisfied or waived, it shall give the Company notice thereof and, at the request of the Company, extend the Offer until the earlier of (1) such time as such condition is or conditions are satisfied or waived and
(2) the date chosen by the Company which shall not be later than (x) the Outside Date (as defined in Section 8.1) applicable to the condition or conditions with respect to which the extension is requested or (y) the earliest date on which the Company reasonably believes such condition or conditions will be satisfied; provided that if such condition is not or conditions are not satisfied by any date chosen by the Company pursuant to this clause (y), the Company may request further extensions of the Offer in accordance with the terms of this Section 1.2(a); and (B) in the event that it would otherwise be entitled to terminate the Offer at the initial scheduled expiration date thereof due solely to the failure of the Minimum Condition to be satisfied or waived, it shall, at the request of the Company (which request may be made by the Company only on one occasion), extend the Offer for up to five business days from such initial scheduled expiration date. Purchaser covenants and agrees that, subject to the terms and conditions of this Agreement, including but not limited to the Offer Conditions, it will accept for payment and pay for Shares as soon as it is permitted to do so under applicable law. It is agreed that the Offer Conditions are for the benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition (except for any action or inaction by Purchaser or Parent constituting a breach of this Agreement) or, except with respect to the Minimum Condition, may be waived by Purchaser, in whole or in part at any time and from time to time, in its sole discretion.

          (b) As soon as reasonably practicable on the date the Offer is commenced, Purchaser shall file a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer with the Securities and Exchange Commission (the "SEC"). The Schedule 14D-1 shall contain an Offer to Purchase and forms of the related letter of transmittal (which Schedule 14D-1, Offer to Purchase and other documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). Parent and Purchaser agree that the Company and its counsel shall be given an opportunity to review the Schedule 14D-1 before it is filed with the SEC. Parent, Purchaser and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

          SECTION 1.2 Company Action. (a) The Company hereby approves of and consents to the Offer and represents and warrants that: (i) its Board of Directors, at a meeting duly called and held on April 20, 1997, has unanimously
(A) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the holders of Shares, (B) approved this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, and (C) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to Purchaser thereunder and approve this Agreement and the transactions contemplated hereby (it being understood that, notwithstanding anything in this Agreement to the contrary, if the Company's Board of Directors determines in good faith, based upon the advice of outside counsel, that failure to modify or withdraw its recommendation would constitute a breach of their fiduciary duties under applicable law, the Board of Directors may so modify or withdraw its recommendation and such modification or withdrawal shall not constitute a breach of this Agreement); and (ii) Goldman, Sachs & Co. (the "Financial Adviser") has delivered to the Board of Directors of the Company its written opinion that the consideration to be received by holders of Shares, other than Parent and Purchaser, pursuant to each of the Offer and the Merger is fair to such holders. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company's Board of Directors described in this Section 1.2(a).

          (b) The Company shall file with the SEC, contemporaneously with the commencement of the Offer pursuant to Section 1.1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9"), containing the recommendations of the Company's Board of Directors described in Section 1.2(a)(i) and shall promptly mail the
Schedule 14D-9 to the stockholders of the Company. The Schedule 14D-9 and all amendments thereto will comply in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. The Company, Parent and Purchaser each agrees promptly to correct any information provided by it for use in the
Schedule 14D-9 that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

          (c) In connection with the Offer, if requested by Purchaser, the Company shall promptly furnish Purchaser with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listings or computer files containing the names and addresses of the record holders of Shares, each as of a recent date, and shall promptly furnish Purchaser with such additional information (including but not limited to updated lists of stockholders, mailing labels, security position listings and non-objecting beneficial owner lists) and such other assistance as Parent, Purchaser or their agents may reasonably require in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and each of their affiliates and associates shall hold in confidence the information contained in any of such lists, labels or additional information and, if this Agreement is terminated, shall promptly deliver to the Company all copies of such information then in their possession.



                                   ARTICLE II

                                   THE MERGER

          SECTION 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 2.2), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At Parent's election, any direct or indirect subsidiary of Parent other than Purchaser may be merged with and into the Company instead of the Purchaser. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

          SECTION 2.2 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or a certificate of ownership and merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as is specified in the Certificate of Merger) being the "Effective Time").

          SECTION 2.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 2.4 Certificate of Incorporation; By-Laws. (a) At the Effective Time and without any further action on the part of the Company and Purchaser, the Restated Certificate of Incorporation of the Company (as amended, the "Certificate of Incorporation"), as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter and further amended as provided therein and under the DGCL.

          (b) At the Effective Time and without any further action on the part of the Company and Purchaser, the By-Laws of Purchaser shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Purchaser and as provided by law.

          SECTION 2.5 Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

          SECTION 2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

          (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.6(b) and any Dissenting Shares (as defined in Section 2.8(a))) shall be cancelled, extinguished and converted into the right to receive $37.00 in cash or any higher price that may be paid pursuant to the Offer (the "Merger Consideration") payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.9, less any required withholding taxes.

          (b) Each share of Company Common Stock held in the treasury of the Company and each Share owned by Parent, Purchaser or any other direct or indirect subsidiary of Parent or of the Company, in each case immediately prior to the Effective Time, shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (c) Each share of common, preferred or other capital stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of identical common, preferred or other capital stock of the Surviving Corporation.

          SECTION 2.7 Treatment of Options. Immediately prior to the Effective Time, each outstanding stock option and any related stock appreciation right granted to employees and non-employee directors of the Company and its subsidiaries (together, an "Option"), whether or not then exercisable, shall be cancelled by the Company, and the holder thereof shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Company in consideration for such cancellation an amount in cash equal to the product of
(a) the number of Shares previously subject to such Option and (b) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Option.

          SECTION 2.8 Dissenting Shares and Section 262 Shares. (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted in favor of or consented to the Merger and shall have delivered a written demand for appraisal of such shares of Company Common Stock in the time and manner provided in
Section 262 of the DGCL and shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but shall be entitled to receive the consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration set forth in Section 2.6(a) of this Agreement, without any interest thereon.

          (b) The Company shall give Parent (i) prompt notice of any demands for appraisal pursuant to Section 262 received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

          SECTION 2.9 Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the Merger Consideration to which holders of Shares shall become entitled pursuant to Section 2.6(a). When and as needed, Parent or Purchaser will make available to the Paying Agent sufficient funds to make all payments pursuant to Section 2.9(b). Such funds shall be invested by the Paying Agent as directed by Purchaser or, after the Effective Time, the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

          (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and such Certificate shall then be cancelled. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

          (c) At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent and Purchaser that, except as set forth in the disclosure schedule delivered by the Company to Purchaser on or prior to the date of execution of this Agreement:

          SECTION 3.1 Organization and Qualification; Subsidiaries. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below) or prevent or materially delay the consummation of the Offer or the Merger. Each of the Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger. When used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change or effect that would be materially adverse to the business, assets, financial condition, or results of operations of the Company and its subsidiaries taken as a whole.

          SECTION 3.2 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of the Certificate of Incorporation and the By-Laws of the Company as currently in effect. Such Certificate of Incorporation and By-Laws are in full force and effect and no other organizational documents are applicable to or binding upon the Company. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

          SECTION 3.3 Capitalization. The authorized capital stock of the Company consists of 90,000,000 shares of Company Common Stock and 750,000 shares of Preferred Stock, par value $20.00 per share ("Company Preferred Stock"). As of April 16, 1997, (i) 21,381,593 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) no shares of Company Common Stock were held in the treasury of the Company and (iii) an aggregate of 1,689,829 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Options issued pursuant to the Company Plans (as defined in Section 3.10) and the 1994 Stock Option Plan for Non-Employee Directors. Since April 16, 1997, no options to purchase shares of Company Common Stock have been granted and no shares of Company Common Stock have been issued except for shares issued pursuant to the exercise of Options outstanding as of April 16, 1997. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding. Except (i) as set forth above, (ii) as a result of the exercise of Options outstanding as of April 16, 1997 and (iii) Rights issued pursuant to the Rights Plan referred to in Section 6.13, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (c) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (d) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no other options, calls, warrants or other rights (other than Rights issued pursuant to the Rights Plan), agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly owned subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. The Company has delivered to Parent prior to the date hereof a list of the subsidiaries and associated entities of the Company which evidences, among other things, the percentage of capital stock or other equity interests owned by the Company, directly or indirectly, in such subsidiaries or associated entities. No entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries taken as a whole.

          SECTION 3.4 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock if and to the extent required by applicable law, and the filing of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby (including but not limited to the Offer and the Merger) so as to render inapplicable hereto and thereto (a) the limitation on business combinations contained in Section 203 of the DGCL (or any similar provision) and (b) the supermajority stockholder voting requirements of Article VII of the Certificate of Incorporation. As a result of the foregoing actions, the only vote required to authorize the Merger is the affirmative vote of a majority of the outstanding Shares.

          SECTION 3.5 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by the Company do not and will not: (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or the equivalent organizational documents of any of its subsidiaries; (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract (other than contracts terminable at will or upon 90 days' or less notice by the terminating party), agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger.

          (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for (i) applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or other foreign filings or approvals, state securities, takeover and "blue sky" laws, (ii) the filing and recordation of appropriate merger or other documents as required by the DGCL and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain are not, individually or in the aggregate, reasonably likely to (x) prevent or materially delay consummation of the Offer or the Merger, (y) otherwise prevent or materially delay the Company from performing its obligations under this Agreement or (z) have a Material Adverse Effect.

          SECTION 3.6 Compliance. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger.

          SECTION 3.7 SEC Filings; Financial Statements. (a) The Company and, to the extent applicable, each of its then or current subsidiaries, has filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 1995 (collectively, the "SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) contained when filed, or (except to the extent revised or superseded by a subsequent filing with the SEC) contains, any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the audited and unaudited consolidated financial statements of the Company (including any related notes thereto) included in its Annual Reports on Form 10-K for each of the two fiscal years ended December 31, 1995 and 1996 filed with the Commission has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of the Company and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

          (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries at December 31, 1996, including the notes thereto, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred since December 31, 1996 which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

          (d) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 3.8 Absence of Certain Changes or Events. Since December 31, 1996, except as contemplated by this Agreement, disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement, the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been: (i) any changes in the financial condition, results of operations, assets, business or operations of the Company or any of its subsidiaries having or reasonably likely to have a Material Adverse Effect; (ii) any condition, event or occurrence which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect; (iii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of its subsidiaries which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; (iv) any change by the Company in its accounting methods, principles or practices; (v) any revaluation by the Company of any of its material assets, including but not limited to writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any entry by the Company or any of its subsidiaries into any commitment or transactions material to the Company and its subsidiaries taken as a whole (other than commitments or transactions entered into in the ordinary course of business); (vii) any declaration, setting aside or payment of any dividends or distributions in respect of the Shares other than the regular quarterly dividend in the amount of $.20 per share; or (viii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers or key employees of the Company or any of its subsidiaries, except for increases in base compensation in the ordinary course of business consistent with past practice, or any employment, consulting or severance agreement or arrangement entered into with any such present or former directors, officers or key employees.

          SECTION 3.9 Absence of Litigation. Except as disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement, there are no suits, claims, actions, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. As of the date hereof, neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which, insofar as can be reasonably foreseen, is reasonably likely to have a Material Adverse Effect or prevent or materially delay consummation of the transactions contemplated hereby.

          SECTION 3.10 Employee Benefit Plans. Except (i) as set forth in the SEC Reports filed and publicly available prior to the date of this Agreement or
(ii) as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger:

                  (a) Schedule 3.10 to this Agreement contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company or any of its subsidiaries, has any present or future right to benefits or under which the Company or any of its subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans". Company Plans which provide benefits to or which are participated in by, non-U.S. employees and former employees ("Foreign Company Plans") shall be listed in a separate schedule to be delivered as set forth in
         Section 6.8.

                  (b) With respect to each Company Plan (other than Foreign Company Plans), the Company has delivered or made available to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable:
         (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications by the Company or any of its subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

              (c)(i) Each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject the Company or any of its subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c),
         (m) or (o)), to any tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; and (v) no "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Company Plan.

                  (d) With respect to each of the Company Plans that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Effective Time, the assets of each such Company Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Company Plan on a termination basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

                  (e) With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)): (i) none of the Company, any of its subsidiaries or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the Effective Time, the Company, any of its subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) no multiemployer plan to which the Company, any of its subsidiaries or any member of their Controlled Group has any liabilities or contributes, is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

                  (f) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, and (ii) no facts or circumstances exist, to the knowledge of the Company, that could give rise to any such actions, suits or claims.

                  (g) No Company Plan exists that could result in the payment to any present or former employee of the Company or any of its subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any of its subsidiaries as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

          SECTION 3.11 Tax Matters. The Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it in the manner provided by law, has paid all Taxes (including interest and penalties) shown thereon to be due and has provided adequate reserves in its financial statements according to generally accepted accounting principles for any Taxes that have not been paid, whether or not shown as being due on any returns. All such Tax Returns were true, correct and complete in all material respects. Except as has been disclosed to Parent in Schedule 3.11 to this Agreement: (i) no material claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries; (ii) as of the date hereof no audit of any Tax Return of the Company or any of its subsidiaries is being conducted by a Tax authority; and (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its subsidiaries and is currently in effect. As used herein, "Taxes" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

          SECTION 3.12 Offer Documents; Proxy Statement. Neither the Schedule 14D-9, nor any of the information supplied by the Company for inclusion in the Offer Documents, shall, at the respective times such Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (as defined in Section 6.1) or the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, is herein referred to as the "Proxy Statement"), shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders and at the time of the Stockholders Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Purchaser or any of their respective representatives which is contained in the Schedule 14D-9 or the Proxy Statement. The Schedule 14D-9 and the Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 3.13 Environmental Matters. (a) Except as disclosed in SEC Reports filed and publicly available prior to the date of this Agreement and to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger:

          (i)(A) the Company and its subsidiaries are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; and (B) the Company and each of its subsidiaries believes that each of them will, and will not incur material expense in excess of the amounts reflected in the Company's statements and capital budgets to, timely attain or maintain compliance with any Environmental Laws applicable to any of their current operations or properties or to any of their planned operations over the next three years;

          (ii)(A) the Company and its subsidiaries hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations and for any property owned, leased, or otherwise operated by any of them, and are, and within the period of all applicable statutes of limitation have been, in compliance with all such Environmental Permits; and (B) neither the Company nor any of its subsidiaries has knowledge that over the next three years: any of their Environmental Permits will not be, or will entail material expense to be, timely renewed or complied with; any additional Environmental Permits required of any of them for current operations or for any property owned, leased, or otherwise operated by any of them, or for any of their planned operations, will not be timely granted or complied with; or any transfer or renewal of, or reapplication for, any Environmental Permit required as a result of the Merger will not be, timely effected;

          (iii)(A) no review by, or approval of, any Governmental Authority or other person is required under any Environmental Law in connection with the execution or delivery of this Agreement; and (B) neither the Company nor any of its subsidiaries has reason to believe that such review or approval will not be timely obtained or granted;

          (iv) neither the Company nor any of its subsidiaries has received any Environmental Claim (as hereinafter defined) against any of them, and neither the Company nor any of its subsidiaries has knowledge of any such Environmental Claim being threatened;

          (v) to the knowledge of the Company, Hazardous Materials are not present on any property owned, leased, or operated by the Company or any of its subsidiaries, that is reasonably likely to form the basis of any Environmental Claim against any of them; and neither the Company nor any of its subsidiaries has reason to believe that Hazardous Materials are present on any other property that is reasonably likely to form the basis of any Environmental Claim against any of them;

          (vi) neither the Company nor any of its subsidiaries has knowledge of any material Environment Claim pending or threatened, or of the presence or suspected presence of any Hazardous Materials that is reasonably likely to form the basis of any Environmental Claim, in any case against any person or entity (including without limitation any predecessor of the Company or any of its subsidiaries) whose liability the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law. or against any real or personal property which the Company or any of its subsidiaries formerly owned, leased, or operated, in whole or in part; and

          (vii) to the knowledge of the Company, the Company has informed the Parent and the Purchaser of: all material facts which the Company or any of its subsidiaries reasonably believes could form the basis of a material Environmental Claim against any of them arising out of the non-compliance or alleged non-compliance with any Environmental Law, or the presence or suspected presence of Hazardous Materials at any location; all material costs the Company reasonably expects it and any of its subsidiaries to incur to comply with Environmental Laws during the next three years; all material costs the Company and any of its subsidiaries expect to incur for ongoing, and reasonably anticipated, investigation and remediation of Hazardous Materials (including, without limitation, any payments to resolve any threatened or asserted Environmental Claim for investigation and remediation costs); and any other material matter affecting the Company or any of its subsidiaries relating to any Environmental Law.

          (b) For purposes of this Agreement, the terms below shall have the following meanings:

          "Environmental Claim" means any claim, demand, action, suit, complaint, proceeding, directive, investigation, lien, demand letter, or notice (written or oral) of noncompliance, violation, or liability, by any person or entity asserting liability or potential liability (including without limitation liability or potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

          "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of human health as affected by the environment or Hazardous Materials (including without limitation employee health and safety) or the environment (including without limitation indoor air, ambient air, surface water, groundwater, land surface, subsurface strata, or plant or animal species).

          "Environmental Permits" means all permits, licenses, registrations, approvals, exemptions and other filings with or authorizations by any Governmental Authority under any Environmental Law.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity (including, without limitation, a court) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof), petroleum products, asbestos, asbestos-containing materials, pollutants, contaminants, radioactivity, electromagnetic fields and all other materials, whether or not defined as such, that are regulated pursuant to any Environmental Laws or that could result in liability under any applicable Environmental Laws.

          SECTION 3.14 Brokers. No broker, finder or investment banker (other than the Financial Adviser) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Financial Adviser pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

          Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:

          SECTION 4.1 Corporate Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals is not, individually or in the aggregate, reasonably likely to prevent the consummation of the Offer or the Merger.

          SECTION 4.2 Authority Relative to This Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Purchaser and the consummation by each of Parent and Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Purchaser other than filing and recordation of appropriate merger documents as required by the DGCL. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each such corporation enforceable against such corporation in accordance with its terms.

          SECTION 4.3 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by Parent and Purchaser do not and will not: (i) conflict with or violate the respective certificates of incorporation or by-laws of Parent or Purchaser; (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and
(iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which either of them or their respective properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract (other than contracts terminable at will or upon 90 days' or less notice by the terminating party), agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which are not, individually or in the aggregate, reasonably likely to prevent or materially delay the consummation of the Offer or the Merger.

          (b) The execution, delivery and performance of this Agreement by Parent and Purchaser do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, the HSR Act or other foreign filings or approvals, state securities, takeover and "blue sky" laws, (ii) the filing and recordation of appropriate merger or other documents as required by the DGCL, and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain are not, individually or in the aggregate, reasonably likely to prevent the consummation of the Offer or the Merger.

          SECTION 4.4 Offer Documents; Proxy Statement. The Offer Documents, as filed pursuant to Section 1.1, will not, at the time such Offer Documents are filed with the SEC or are first published, sent or given to stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Stockholders Meeting (as defined in Section 6.1) or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state a material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in or incorporated by reference in any of the foregoing documents or the Offer Documents. The Offer Documents, as amended and supplemented, will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 4.5 Brokers. No broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Purchaser.

          SECTION 4.6 Funds. Parent or Purchaser, at the expiration date of the Offer and at the Effective Time, will have the funds necessary to consummate the Offer and the Merger, respectively.


                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 5.1 Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date hereof to the Effective Time, unless Parent shall otherwise agree in writing, the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and its subsidiaries shall each use its reasonable best efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or commit to do, any of the following without the prior written consent of Parent:

          (a) Amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents;

          (b) Issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, (A) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of the Company or any of its subsidiaries (except for the issuance of up to 1,749,829 shares of Company Common Stock required to be issued pursuant to (1) the terms of Options outstanding as of April 16, 1997, (2) the employment agreement effective July 1, 1996 between the Company and Thomas C. McDermott, and (3) the plan under which non-employee directors are paid one-half of their annual retainer in shares of Company Common Stock) or (B) any assets of the Company or any of its subsidiaries, except for sales of products in the ordinary course of business and in a manner consistent with past practice;

          (c) Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than (1) regular quarterly dividends consistent with past practice, in an amount not to exceed $.20 per share and (2) the distribution of Rights pursuant to the Rights Plan);

          (d) Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) (i) Acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person (other than in the ordinary course of business consistent with past practice); (iii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice; or (iv) authorize any single capital expenditure which is in excess of $1,500,000 or capital expenditures (during any three month period) which are, in the aggregate, in excess of $7,500,000 for the Company and its subsidiaries taken as a whole;

          (f) Except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in the ordinary course of business in accordance with past practice, or grant any severance or termination pay not currently required to be paid under existing severance plans to or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend or terminate any collective bargaining agreement or Company Plan, including, but not limited to, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

          (h) Make any material tax election or settle or compromise any material federal, state, local or foreign tax liability;

          (i) Settle or compromise any pending or threatened suit, action or claim which is material or which relates to the transactions contemplated hereby;

          (j) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries not constituting an inactive subsidiary (other than the Merger);

          (k) Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (1) in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice and (2) of liabilities required to be paid, discharged or satisfied pursuant to the terms of any contract in existence on the date hereof (including, without limitation, benefit plans relating to directors); or

          (l) Take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 5.1(a) through 5.1(k) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken, or would result in any of the conditions set forth in Annex A not being satisfied.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          SECTION 6.1 Stockholders Meeting. (a) If required, the Company, acting through its Board of Directors, shall in accordance with and subject to applicable law and the Company's Certificate of Incorporation and By-Laws, (i) duly call, give notice of, convene and hold a meeting of its stockholders as soon as practicable following consummation of the Offer for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Stockholders Meeting") and (ii) subject to its fiduciary duties under applicable law, (A) include in the Proxy Statement the unanimous recommendation of the Board of Directors that the stockholders of the Company vote in favor of the approval of this Agreement and the transactions contemplated hereby and the written opinion of the Financial Adviser that the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders and (B) use its reasonable best efforts to obtain the necessary approval of this Agreement and the transactions contemplated hereby by its stockholders. At the Stockholders Meeting, Parent and Purchaser shall cause all Shares then owned by them and their subsidiaries to be voted in favor of approval of this Agreement and the transactions contemplated hereby.

          (b) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90% of the outstanding Shares, the Company agrees, at the request of Purchaser, subject to Article VII, to take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a meeting of the Company's stockholders, in accordance with Section 253 of the DGCL.

          SECTION 6.2 Proxy Statement. If required by applicable law, as soon as practicable following Parent's request, the Company shall file with the SEC under the Exchange Act and the rules and regulations promulgated thereunder, and shall use its reasonable best efforts to have cleared by the SEC, the Proxy Statement with respect to the Stockholders Meeting. Parent, Purchaser and the Company will cooperate with each other in the preparation of the Proxy Statement; without limiting the generality of the foregoing, each of Parent and Purchaser will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof filed by it and cause such Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time.

          SECTION 6.3 Company Board Representation; Section 14(f). (a) Promptly upon the purchase by Purchaser of Shares pursuant to the Offer, and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as shall give Purchaser representation on the Board of Directors equal to the product of the total number of directors on such Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or any affiliate of Purchaser bears to the total number of Shares then outstanding, and the Company shall, at such time, promptly take all action necessary to cause Purchaser's designees to be so elected, including either increasing the size of the Board of Directors or securing the resignations of incumbent directors or both. At such times, the Company will use its reasonable best efforts to cause persons designated by Purchaser to constitute the same percentage as is on the board of (i) each committee of the Board of Directors, (ii) each board of directors of each subsidiary of the Company and (iii) each committee of each such board, in each case only to the extent permitted by law. Until Purchaser acquires a majority of the outstanding Shares on a fully diluted basis, the Company shall use its reasonable best efforts to ensure that all the members of the Board of Directors and such boards and committees as of the date hereof who are not employees of the Company shall remain members of the Board of Directors and such boards and committees.

          (b) The Company's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 6.3 and shall include in the Schedule 14D-9 or a separate Rule 14f-1 information statement provided to stockholders such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 6.3. Parent or Purchaser will supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                  (c) Following the election or appointment of Purchaser's designees pursuant to this Section 6.3 and prior to the Effective Time, any amendment, or waiver of any term or condition, of this Agreement or the Certificate of Incorporation or By-Laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Purchaser or waiver or assertion of any of the Company's rights hereunder, and any other consent or action by the Board of Directors with respect to this Agreement, will require only the concurrence of a majority of the directors of the Company then in office who are neither designated by Purchaser nor are employees of the Company (the "Disinterested Directors") and such concurrence shall constitute the authorization of the Board of Directors of the Company and no other action by the Company, including any action by any other director of the Company, shall be required for purposes of this Agreement. The number of Disinterested Directors shall be not less than two. Any person who is a director on the date of this Agreement, but who, in order to carry out the provisions of this Section 6.3, is not a director at the Effective Time, shall be entitled to receive all payments at the time such director resigns as he or she otherwise would have been entitled to receive if he or she had been a director as of the Effective Time.

          SECTION 6.4 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of Parent, and financing sources who shall agree to be bound by the provisions of this Section
6.4 as though a party hereto, complete access, consistent with applicable law, at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish Parent and such financing sources with all financial, operating and other data and information as Parent, through its officers, employees or agents, or such financing sources may from time to time reasonably request.

          (b) Each of Parent and Purchaser will hold and will cause its officers, employees, auditors and other agents to hold in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the Company and its subsidiaries furnished to Parent or Purchaser in connection with the transactions contemplated in this Agreement (except to the extent that such information can be shown to have been generally available to you on a non-confidential basis prior to the date hereof or becomes generally available to you on a non-confidential basis after the date hereof; provided that the source of such information was not known by you to be bound by a confidentiality agreement and will not release or disclose such information to any other person, except (1) the officers, directors, employees, counsel, investment bankers and other representatives of Parent and the Purchaser who need to know such information for the purposes of evaluating the Merger and the other transactions contemplated by this Agreement and (2) any other person after the Company has provided written consent to such disclosure. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained for a period of two years from the date hereof and, if requested by or on behalf of the Company, Parent and Purchaser will, and will use all reasonable efforts to cause their auditors and other agents to, return to the Company or destroy all copies of written information furnished by the Company to Parent and Purchaser or their agents, representatives or advisors. It is understood that Parent and Purchaser shall be deemed to have satisfied their obligation to hold such information confidential if they exercise the same care as they take to preserve confidentiality for their own similar information.

          (c) No investigation pursuant to this Section 6.4 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          SECTION 6.5 No Solicitation of Transactions. The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or more than 20% of the equity interest in, the Company or any of its subsidiaries or any business combination with or involving the Company or any of its subsidiaries. The Company may, directly or indirectly, furnish information and access, in each case only in response to a request for such information or access to any person made after the date hereof which was not encouraged, solicited or initiated by the Company or any of its affiliates or any of its or their respective officers, directors, employees, representatives or agents after the date hereof, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such person concerning any merger, sale of assets, sale of shares of capital stock or similar transaction (including an exchange of stock or assets) involving the Company or any subsidiary or division of the Company, if such person has submitted a written proposal to the Board of Directors of the Company relating to any such transaction and the Board determines in good faith, based upon the advice of outside counsel to the Company, that failing to take such action would constitute a breach of the Board's fiduciary duty under applicable law. The Board shall notify Parent immediately if any such proposal is made and shall in such notice, indicate in reasonable detail the identity of the offeror and the terms and conditions of any proposal and shall keep Parent promptly advised of all developments which could reasonably be expected to culminate in the Board of Directors withdrawing, modifying or amending its recommendation of the Offer, the Merger and the other transactions contemplated by this Agreement. Except as set forth in this Section 6.5, neither the Company or any of its affiliates, nor any of its or their respective officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent and Purchaser, any affiliate or associate of Parent and Purchaser or any designees of Parent or Purchaser) concerning any merger, sale of any material portion or assets, sale of more than 20% of the shares of capital stock or similar transactions (including an exchange of stock or assets) involving the Company or any subsidiary of the Company; provided, however, that nothing herein shall prevent the Board from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; provided, further, that the Board shall not recommend that the stockholders of the Company tender their Shares in connection with any such tender offer unless the Board shall have determined in good faith, based upon the advice of outside counsel to the Company, that failing to take such action would constitute a breach of the Board's fiduciary duty under applicable law. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party, unless the Board shall have determined in good faith, based upon the advice of outside counsel, that failing to release such third party or waive such provisions would constitute a breach of the fiduciary duties of the Board of Directors under applicable law.

          SECTION 6.6 Employee Benefits Matters. (a) On and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to promptly pay or provide when due all compensation and benefits earned through or prior to the Effective Time as provided pursuant to the terms of any compensation arrangements, employment agreements and employee or director benefit plans (including, without limitation, deferred compensation plans), programs and policies in existence as of the date hereof for all employees (and former employees) and directors (and former directors) of the Company and its subsidiaries. Parent and the Company agree that the Surviving Corporation and its subsidiaries shall pay promptly or provide when due all compensation and benefits required to be paid pursuant to the terms of any individual agreement with any employee, former employee, director or former director in effect as of the date hereof.

          (b) Parent shall cause the Surviving Corporation, for the period commencing at the Effective Time and ending on the first anniversary thereof, to provide employee benefits under plans, programs and arrangements which, in the aggregate, will provide benefits to the employees of the Surviving Corporation and its subsidiaries (other than employees covered by a collective bargaining agreement) which are no less favorable in the aggregate than those provided pursuant to the plans, programs and arrangements (other than those related to the equity securities of the Company) of the Company and its subsidiaries in effect on the date hereof and employees covered by collective bargaining agreements shall be provided with such benefits as shall be required under the terms of any applicable collective bargaining agreement; provided, however, that nothing herein shall prevent the amendment or termination of any specific plan, program or arrangement, require that the Surviving Corporation provide or permit investment in the securities of Parent, the Company or the Surviving Corporation or interfere with the Surviving Corporation's right or obligation to make such changes as are necessary to conform with applicable law. Employees of the Surviving Corporation shall be given credit for all service with the Company and its subsidiaries, to the same extent as such service was credited for such purpose by the Company, under each employee benefit plan, program, or arrangement of the Parent in which such employees are eligible to participate for purposes of eligibility and vesting; provided, however, that in no event shall the employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

          (c) If employees of the Surviving Corporation and its subsidiaries become eligible to participate in a medical, dental or health plan of Parent or its subsidiaries, Parent shall cause such plan to (i) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of the Company and its subsidiaries and (ii) honor any deductible and out of pocket expenses incurred by the employees and their beneficiaries under such plans during the portion of the calendar year prior to such participation.

          (d) Nothing in this Section 6.8 shall require the continued employment of any person or, with respect to clauses (b) and (c) hereof, prevent the Company and/or the Surviving Corporation and their subsidiaries from taking any action or refraining from taking any action which the Company and its subsidiaries prior to the Effective Time, could have taken or refrained from taking.

          SECTION 6.7 Directors' and Officers' Indemnification and Insurance.
(a) The By-Laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article 12 of the By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of the Company.

          (b) Parent shall use its reasonable best efforts to cause to be maintained in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters occurring prior to the Effective Time to the extent available; provided, however, that in no event shall Parent or the Company be required to expend more than an amount per year equal to 150% of current annual premiums paid by the Company (which the Company represents and warrants to be not more than $250,000) to maintain or procure insurance coverage pursuant hereto.

          (c) For six years after the Effective Time, Parent agrees that it will or will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") (but only to the extent such Costs are not otherwise covered by insurance and paid) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law (and Parent shall, or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

          (d) Any Indemnified Party wishing to claim indemnification under paragraph (c) of this Section 6.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice Parent. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent shall be obligated pursuant to this paragraph (d) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

          SECTION 6.8 Delivery of Schedules. The Company shall deliver to Parent, within ten business days after the date hereof, a schedule listing all Foreign Company Plans. With respect to each Foreign Company Plan, the Company will deliver or make available within ten business days after the date hereof, to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications by the Company or any of its subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

          SECTION 6.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would, if such representation or warranty were required to be made at such time, be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.10 Further Action; Reasonable Best Efforts. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including but not limited to (i) cooperation in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Proxy Statement, any required filings under the HSR Act or other foreign filings and any amendments to any thereof and (ii) using its reasonable best efforts to promptly make all required regulatory filings and applications including, without limitation, responding promptly to requests for further information and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Offer and the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

          (b) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of their subsidiaries, from any Governmental Authority with respect to the Offer or the Merger or any of the other transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other antitrust law.

          (c) Without limiting the generality of the undertakings pursuant to this Section 6.10: (i) Parent agrees to, if necessary to prevent any Governmental Authority from taking steps to obtain, or from issuing, any order, injunction, decree, judgment or ruling or the taking of any other action restraining, enjoining or otherwise prohibiting the Offer or the Merger, offer to accept an order to divest (or enter into a consent decree or other agreement giving effect thereto) such of the Company's or Parent's assets and business as may be necessary to forestall such order, decree, ruling or action and to hold separate such assets and business pending such divestiture, but only if the amount of such assets and businesses would not be material (measured in relation to the combined assets or revenues of the Company and its subsidiaries and Parent's fluid technology business, taken as a whole); and (ii) the Company and Parent each agree to contest and resist any action seeking to have imposed any order, decree, judgment, injunction, ruling or other order (whether temporary, preliminary or permanent) (an "Order") that would delay, restrain, enjoin or otherwise prohibit consummation of the Offer or the Merger and in the event that any such temporary or preliminary Order is entered in any proceeding that would make consummation of the Offer or the Merger in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the Offer or the Merger or the other transactions contemplated by this Agreement, to use its reasonable best efforts to take promptly any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (i) of this paragraph) necessary to vacate, modify or suspend such Order so as to permit such consummation as promptly as practicable after the date hereof.

          SECTION 6.11 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange.

          SECTION 6.12 Disposition of Litigation. The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any stockholder of the Company relating to the Offer or this Agreement, without the prior written consent of Parent (which shall not be unreasonably withheld).

          SECTION 6.13 Rights. The Company will promptly adopt a Stockholder Rights Plan (the "Rights Plan") in the form delivered to Parent on or prior to the date hereof. Immediately prior to the purchase of Shares pursuant to the Offer, the Board of Directors of the Company shall take all necessary action to terminate all of the outstanding Rights (as defined in the Rights Plan), effective immediately prior thereto. The Company has taken, or prior to the adoption of such Rights Plan, will take, all necessary action so that none of the execution of this Agreement, the making of the Offer, the acquisition of Shares pursuant to the Offer or the consummation of the Merger will (i) cause the Rights issued pursuant to such Rights Plan to become exercisable, (ii) cause any person to become an Acquiring Person (as defined in the Rights Plan) or
(iii) give rise to a Separation Time (as defined in the Rights Plan) or a Flip-In Date (as defined in the Rights Plan). The Company will not amend the Rights Plan.

                                   ARTICLE VII

                              CONDITIONS OF MERGER

          SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) If required by the DGCL, this Agreement shall have been approved by the affirmative vote of the stockholders of the Company by the requisite vote in accordance with the Company's Certificate of Incorporation and the DGCL (which the Company has represented shall be solely the affirmative vote of a majority of the outstanding Shares).

          (b) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States, foreign, federal or state court or governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger.

          (c) Purchaser shall have purchased Shares pursuant to the Offer.



                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

          (a) By mutual written consent of Parent, Purchaser and the Company;

          (b) By Parent or the Company if any court of competent jurisdiction or other governmental body located or having jurisdiction within the United States or any country or economic region in which either the Company or Parent, directly or indirectly, has material assets or operations, shall have issued a final order, injunction, decree, judgment or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, injunction, decree, judgment, ruling or other action is or shall have become final and nonappealable;

          (c) By Parent (only following the Outside Date (as defined below), in the case of clause (ii) below) if due to an occurrence or circumstance which resulted in a failure to satisfy any of the Offer Conditions, Purchaser shall have (i) terminated the Offer in accordance with the terms of this Agreement or (ii) failed to pay for Shares pursuant to the Offer on or prior to the Outside Date;

          (d) By the Company (only following the Outside Date, in the case of clause (ii)(B) below) if (i) there shall have been a material breach of any covenant or agreement on the part of Parent or the Purchaser contained in this Agreement which materially adversely affects Parent's or Purchaser's ability to consummate (or materially delays commencement or consummation of) the Offer, and which shall not have been cured prior to the earlier of
     (A) 10 business days following notice of such breach and (B) two business days prior to the date on which the Offer expires, (ii) Purchaser shall have (A) terminated the Offer or (B) failed to pay for Shares pursuant to the Offer on or prior to the Outside Date (unless such failure is caused by or results from the failure of any representation or warranty of the Company to be true and correct in any material respect or the failure of the Company to perform in any material respect any of its covenants or agreements contained in this Agreement) or (iii) prior to the purchase of Shares pursuant to the Offer, any person shall have made a bona fide offer to acquire the Company (A) that the Board of Directors of the Company determines in its good faith judgment is more favorable to the Company's stockholders than the Offer and the Merger and (B) as a result of which the Board of Directors determines in good faith, based upon the advice of outside counsel, that it is obligated by its fiduciary obligations under applicable law to terminate this Agreement, provided that such termination under this clause (iii) shall not be effective until the Company has made payment of the full fee and expense reimbursement required by Section 8.3; or

          (e) By Parent prior to the purchase of Shares pursuant to the Offer, if (i) there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement which is reasonably likely to have a Material Adverse Effect on the Company or which materially adversely affects (or materially delays) the consummation of the Offer, which shall not have been cured prior to the earlier of (A) 10 business days following notice of such breach and (B) two business days prior to the date on which the Offer expires, (ii) the Board shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended another offer or transaction, or shall have resolved to effect any of the foregoing, or (iii) the Minimum Condition shall not have been satisfied by the expiration date of the Offer as it may have been extended pursuant hereto and on or prior to such date
     (A) any person (including the Company but not including Parent or Purchaser) shall have made a public announcement with respect to a Third Party Acquisition that contemplates a direct or indirect consideration (or implicit valuation) for Shares (including the value of any stub equity) in excess of the per Share Merger Consideration or (B) any person (including the Company or any of its affiliates or subsidiaries), other than Parent or any of its affiliates shall have become (and remain at the time of termination) the beneficial owner of 19.9% or more of the Shares (unless such person shall have tendered and not withdrawn such person's Shares pursuant to the Offer). As used herein, the "Outside Date" shall mean the latest of (A) 70 days following the date hereof, (B) the date that all conditions to the Offer set forth in paragraph (a) and (h) of the Offer Conditions, the satisfaction of which involve compliance with or otherwise relate to any United States antitrust or competition laws or regulations (including any enforcement thereof), have been satisfied for a period of 10 business days, or (C) 10 business days following the conclusion of any ongoing proceedings before any foreign Governmental Authority in connection with its review of the transactions contemplated hereby pursuant to any foreign antitrust or competition law or regulation; provided that in no event shall the Outside Date be later than December 31, 1997.

          SECTION 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 8.3 and Section 9.1; provided, however, that nothing herein shall relieve any party from liability for any wilful breach hereof.

          SECTION 8.3 Fees and Expenses.

          (a) If:

          (i) Parent terminates this Agreement pursuant to Section 8.1(e)(i) hereof, or if the Company terminates this Agreement pursuant to Section 8.1(d)(ii) hereof under circumstances that would have permitted Parent to terminate this Agreement pursuant to Section 8.1(e)(i) hereof, and within 15 months thereafter, the Company enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, involving any party (or any affiliate or associate thereof) (x) with whom the Company (or its agents) had any discussions with respect to a Third Party Acquisition, (y) to whom the Company (or its agents) furnished information with respect to or with a view to a Third Party Acquisition or (z) who had submitted a proposal or expressed any interest publicly or to the Company in a Third Party Acquisition, in the case of each of clauses (x), (y) and
     (z) prior to such termination; or

          (ii) Parent terminates this Agreement pursuant to Section 8.1(e)(i) hereof, or if the Company terminates this Agreement pursuant to Section 8.1(d)(ii) hereof under circumstances that would have permitted Parent to terminate this Agreement pursuant to Section 8.1(e)(i) hereof and within 15 months thereafter the Company enters into an agreement with respect to a Third Party Acquisition that contemplates a direct or indirect consideration (or implicit valuation) for Shares (including the value of any stub equity) in excess of the per Share Merger Consideration; or

          (iii) (1) the Company terminates this Agreement pursuant to 8.1(d)(iii) or (2) the Company terminates this Agreement pursuant to
     Section 8.1(d)(ii)(B) hereof and at such time Parent would have been permitted to terminate this Agreement under Section 8.1(e)(ii) or (iii) hereof or (3) Parent terminates this Agreement pursuant to Section 8.1(e)(ii) or (iii) hereof;

then the Company shall pay to Parent and Purchaser, within one business day following the execution and delivery of such agreement or such occurrence, as the case may be, or simultaneously with any termination contemplated by Section 8.3(a)(iii) above, a fee, in cash, of $22 million (less any amounts previously paid pursuant to Section 8.3(b)), provided, however, that the Company in no event shall be obligated to pay more than one such fee with respect to all such agreements and occurrences and such termination.

          "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or similar business combination by any person other than Parent, Purchaser or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of 20.0% or more of the assets of the Company and its subsidiaries, taken as a whole; or (iii) the acquisition by a Third Party of 20.0% or more of the outstanding Shares.

          (b) Upon the termination of this Agreement (i) under circumstances in which Parent shall have been entitled to terminate this Agreement pursuant to
Section 8.1(e)(i) hereof (whether or not expressly terminated on such basis) or
(ii) if any of the representations and warranties of the Company contained in this Agreement were untrue or incorrect in any material respect when made and at the time of termination remained untrue or incorrect in any material respect and such misrepresentation materially adversely affected the consummation (or materially delayed commencement or consummation) of the Offer, then the Company shall reimburse Parent, Purchaser and their affiliates (not later than one business day after submission of statements therefor) for all actual documented out-of-pocket fees and expenses actually incurred by any of them or on their behalf in connection with the Offer and the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees and disbursements payable to financing sources, investment bankers, counsel to Purchaser or Parent or any of the foregoing, and accountants) up to a maximum amount of $2 million; provided, however, that in no circumstances shall any payment be made under this Section 8.3(b) after a payment has been made under
Section 8.3(a). Unless required to be paid earlier pursuant to Section 8.1(d), the Company shall in any event pay the amount requested within one business day of such request, subject to the Company's right to demand a return of any portion as to which invoices are not received in due course after request by the Company.

          (c) Upon the termination of this Agreement (i) under circumstances in which the Company shall have been entitled to terminate this Agreement pursuant to Section 8.1(d)(i) hereof (whether or not expressly terminated on such basis) or (ii) if any of the representations and warranties of Parent or Purchaser contained in this Agreement were untrue or incorrect in any material respect when made and at the time of termination remained untrue or incorrect in any material respect and such misrepresentation materially adversely affected Parent's or Purchaser's ability to consummate (or materially delayed commencement or consummation of) the Offer, then Parent shall reimburse the Company and its affiliates (not later than one business day after submission of statements therefor) for all actual documented out-of-pocket fees and expenses actually incurred by any of them or on their behalf in connection with the Offer and the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees and disbursements payable to financing sources, investment bankers, counsel to the Company or any of the foregoing, and accountants) up to a maximum amount of $2 million.

          (d) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

          SECTION 8.4 Amendment. Subject to Section 6.3, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.5 Waiver. Subject to Section 6.3, at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                   ARTICLE IX

                               GENERAL PROVISIONS

          SECTION 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article II, Section 6.6, Section 6.7 and Article IX shall survive the Effective Time and those set forth in Section 6.4, Section 8.3 and Article IX shall survive termination of this Agreement.

          SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Parent or Purchaser:

                   ITT Industries, Inc.
                   4 West Red Oak Lane
                   White Plains, NY  10604
                   Attention:  Vincent A. Maffeo, Esq.

          with an additional copy to:

                   Simpson Thacher & Bartlett
                   425 Lexington Avenue
                   New York, NY  10017
                   Attention:  William E. Curbow, Esq.

          if to the Company:

                   Goulds Pumps, Incorporated
                   300 Willow Brook Office Park
                   Fairport, NY 14450
                   Attention:  Michael T. Tomaino, Esq.

          with a copy to:

                   Sullivan & Cromwell
                   125 Broad Street
                   New York, New York 10004
                   Attention: James C. Morphy, Esq.

          SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "beneficial owner" with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

          (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the audited financial statements for the fiscal year of the Company ended December 31, 1994 were prepared;

          (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (f) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          SECTION 9.5 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their respective rights and obligations hereunder to any direct or indirect wholly owned subsidiary or subsidiaries of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, except for the provisions of Section 6.7, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                     ITT INDUSTRIES, INC.

                                        By:/s/ Lawrence J. Swire
                                        Title:  Authorized Person


                                     GEORGE ACQUISITION, INC.

                                        By:/s/ Lawrence J. Swire
                                        Title:  Vice President


                                     GOULDS PUMPS, INCORPORATED

                                        By:/s/ Thomas C. McDermott
                                        Title:  Chairman, Chief Executive
                                                Officer and President

                                     ANNEX A

                                Offer Conditions

          The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement, except that the term "Merger Agreement" shall be deemed to refer to the attached Agreement and the term "Commission" shall be deemed to refer to the SEC.

          Notwithstanding any other provision of the Offer, but subject to the terms and conditions of the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for any Shares tendered pursuant to the Offer, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered pursuant to the Offer, and may amend or terminate the Offer (whether or not any Shares have theretofore been purchased or paid for) to the extent permitted by the Merger Agreement if, (i) at the expiration of the Offer, a number of shares of Company Common Stock which, together with any Shares owned by Parent or Purchaser, constitutes more than 50% of the voting power (determined on a fully-diluted basis), on the date of purchase, of all the securities of the Company entitled to vote generally in the election of directors or in a merger shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer, the ("Minimum Condition") or (ii) at any time on or after the date of this Agreement and prior to the acceptance for payment of Shares, any of the following conditions occurs or has occurred:

          (a) there shall have been entered any order, preliminary or permanent injunction, decree, judgment or ruling in any action or proceeding before any court or governmental, administrative or regulatory authority or agency, or any statute, rule or regulation enacted, entered, enforced, promulgated, amended or issued that is applicable to Parent, Purchaser, the Company or any subsidiary or affiliate of Purchaser or the Company or the Offer or the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency that: (i) makes illegal or otherwise directly or indirectly restrains or prohibits or makes materially more costly the making of the Offer in accordance with the terms of the Merger Agreement, the acceptance for payment of, or payment for, some of or all the Shares by Purchaser or any of its affiliates or the consummation of the Merger; (ii) prohibits the ownership or operation by the Company or any of its subsidiaries, or Parent or any of its subsidiaries, of all or any material portion of the business or assets of the Company or any of its subsidiaries, taken as a whole, or Parent or its subsidiaries, taken as a whole, or (iii) materially limits the ownership or operation by the Company or any of its subsidiaries, or Parent or any of its subsidiaries, of all or any material portion of the business or assets of the Company or any of its subsidiaries, taken as a whole, or Parent or its subsidiaries, taken as a whole (other than, in either case, assets or businesses of the Company or its subsidiaries or Parent's fluid technology business that are not material (measured in relation to the combined assets or revenues of the Company and its subsidiaries and Parent's fluid technology business, taken as a whole)) or compels Parent or any of its subsidiaries to dispose of or hold separate all or any portion of the businesses or assets of the Company or any of its subsidiaries or Parent or any of its subsidiaries (other than, in either case, assets or businesses of the Company or its subsidiaries or Parent's fluid technology business that are not material (measured in relation to the combined assets or revenues of the Company and its subsidiaries and Parent's fluid technology business, taken as a whole)), as a result of the transactions contemplated by the Offer or the Merger Agreement; (iii) imposes limitations on the ability of Parent, Purchaser or any of Parent's affiliates effectively to acquire or hold or to exercise full rights of ownership of Shares, including without limitation the right to vote any Shares acquired or owned by Parent or Purchaser or any of its affiliates on all matters properly presented to the stockholders of the Company, including without limitation the adoption and approval of the Merger Agreement and the Merger or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company; or (iv) requires divestiture by Parent or Purchaser or any of their affiliates of any Shares;

          (b) there shall have occurred any event that is reasonably likely to have a Material Adverse Effect;

          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices (other than suspensions or limitations triggered on the New York Stock Exchange by price fluctuations on a trading day) for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national calamity directly involving the United States or materially adversely affecting (or material delaying) the consummation of the Offer or
     (v) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof;


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


          (d) (i) it shall have been publicly disclosed or Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange
     Act) of more than 25.0% of the outstanding Shares has been acquired by any corporation (including the Company or any of its subsidiaries or affiliates), partnership, person or other entity or group (as defined in
     Section 13(d)(3) of the Exchange Act), other than Parent or any of its affiliates, or (ii) (A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any takeover proposal or any other acquisition of more than 5% of the outstanding Shares other than the Offer and the Merger, (B) any such corporation, partnership, person or other entity or group shall have entered into a definitive agreement or an agreement in principle with the Company with respect to a tender offer or exchange offer for any Shares or a merger, consolidation or other business combination with or involving the Company or any of its subsidiaries, or (C) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing;

          (e) any of the representations and warranties of the Company set forth in the Merger Agreement that are qualified by reference to a Material Adverse Effect shall not be true and correct, or any such representations and warranties that are not so qualified shall not be true and correct in any respect that is reasonably likely to have a Material Adverse Effect, in each case as if such representations and warranties were made at the time of such determination;

          (f) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or material covenant of the Company to be performed or complied with by it under the Merger Agreement;

          (g) the Merger Agreement shall have been terminated in accordance with its terms or the Offer shall have been terminated with the consent of the Company; or

          (h) any waiting periods under the HSR Act applicable to the purchase of Shares pursuant to the Offer or the Merger, and any applicable waiting periods under any foreign statutes or regulations, shall not have expired or been terminated;




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






which, in the reasonable judgment of Purchaser with respect to each and every matter referred to above and regardless of the circumstances (except for any action or inaction by Purchaser or any of its affiliates constituting a breach of the Merger Agreement) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment of or payment for Shares or to proceed with the Merger.

          The foregoing conditions are for the sole benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition (except for any action or inaction by Purchaser or any of its affiliates constituting a breach of the Merger Agreement) or (other than the Minimum Condition) may be waived by Purchaser in whole or in part at any time and from time to time in its sole discretion (subject to the terms of the Merger Agreement). The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.
























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